Exhibit 8.2

345 Park Avenue New York, NY 10154	Main 212.407.4000 Fax 212.407.4990 www.loeb.com

April 21, 2023

Genesis Unicorn Capital Corp.

Samuel Lui, President & CFO

281 Witherspoon Street, Suite 120

Princeton, NJ, 08540

Re:	Registration Statement of ESGL Holdings Limited

Ladies and Gentlemen:

We have acted as United States counsel to Genesis Unicorn Capital Corp., a Delaware corporation (“GUCC”), in connection with the proposed business combination contemplated by a merger agreement, dated as of November 29, 2022 (the “Merger Agreement”), with ESGL Holdings Limited, a Cayman Islands exempted company and wholly owned subsidiary of the Parent (“PubCo”), ESGH Merger Sub Corp, a Cayman Islands exempted company and wholly owned subsidiary of PubCo (“Merger Sub”), Environmental Solutions Group Holdings Limited, a Cayman Islands exempted company (“ESGL”), and Quek Leng Chuang, solely in his capacity as the shareholder representative, agent and attorney-in-fact of the shareholders (the “Shareholder Representative”). Upon the closing of the transactions contemplated by the Merger Agreement, (a) GUCC will be merged with and into PubCo (the “Reincorporation Merger”), with PubCo surviving the Reincorporation Merger, and (b) Merger Sub will be merged with and into the Company (the “Acquisition Merger”), with the Company surviving the Acquisition Merger as a direct wholly owned subsidiary of PubCo (collectively, the “Merger” or the “Business Combination”). Following the Business Combination, PubCo will be a publicly traded company listed on a stock exchange in the United States.

The Business Combination and certain other related transactions are described in the Registration Statement of PubCo on Form F-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed on December 30, 2022 (Registration Number 333-269078) as amended through the date hereof (the “Registration Statement”).

In rendering this opinion, we have reviewed the Registration Statement and have assumed with your approval the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us. We have assumed with your approval and have not verified the accuracy of the factual matters and representations set forth in the Registration Statement.

Based on the foregoing and subject to the assumptions, limitations and qualifications stated in the Registration Statement and herein, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “U.S. Federal Income Tax Consequences—U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders.”

This opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Our opinion is based on the facts, assumptions and representations set forth in the Registration Statement and this opinion. If any of the facts, assumptions or representations is not true, correct or complete, our opinion may not be applicable. We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, representation, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.

Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm as counsel to GUCC under the caption “U.S. Federal Income Tax Consequences—U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/Loeb &Loeb LLP

Loeb & Loeb LLP

2